Exhibit 10.5

AMENDMENT 2003-1
TO
THE MACERICH COMPANY
EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, The Macerich Company (the “Company”) maintains The Macerich Company Employee Stock Purchase Plan (the “ESPP”);

WHEREAS, Section 19(d) of the ESPP provides that the Board of Directors of the Company may amend the Plan.

NOW, THEREFORE, the ESPP is hereby amended, effective on October 29, 2003 as follows:

1.                                       The last sentence of Section 7(a) is hereby amended to read as follows:

“A Participant’s Account shall be reduced by any amounts used to pay the Exercise Price of shares acquired, by any other amounts distributed pursuant to Sections 7(e) or 11 or by any amounts used to satisfy withholding obligations pursuant to Section 25.”

2.                                       Section 9 is hereby amended in its entirety to read as follows:

“Unless a Participant withdraws pursuant to Section 7(e) or the Participant’s Plan participation is terminated as provided in Section 11, his or her Option for the purchase of shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of shares (which may include fractional shares) of Common Stock subject to such Option (subject to the limits of Section 8(c)) shall be purchased at the Exercise Price with the balance of such Participant’s Account.”

3.                                       The second sentence of Section 16 is hereby amended to read as follows:

“Each Participant’s statement shall set forth, as of such Exercise Date, that Participant’s Account balance immediately prior to the exercise of his or her Option, the Exercise Price and the number of shares purchased.”

4.                                       The second sentence of the first paragraph of Section 25 is hereby amended to read as follows:

“In such event, the maximum number of shares subject to such Option (subject to the other limits set forth in this Plan) shall be purchased at the Exercise Price with the balance of the Participant’s Account (after reduction for the tax withholding amount).”

5.                                       Section 24 is hereby amended by adding a new subsection (e) to read as follows:

“(e)                            Electronic and Telephonic Media.  Notwithstanding any provisions contained herein to the contrary requiring the submission of forms and elections in the form of a writing signed by the Participant in order to be effective, the Committee (or its delegate) may require or permit Participant (or Beneficiary, as the context may require) elections and/or consents under this Plan to be made by means of such electronic or telephonic media as the Committee may prescribe.  A Participant’s participation election, request to withdraw from participation or other form of election permitted by electronic or telephonic media under this Plan by the Committee (or its delegate) shall be deemed to constitute the submission of a writing signed by the Participant for purposes of this Plan only if timely processed.  Reasonable efforts will be used to process electronic or telephonic media consents and elections made under this Plan.  Notwithstanding the preceding sentence or anything else in this Plan to the contrary, neither the Company, the Committee (or its delegate), nor any other person guarantees that any consent or election will be so processed.  However, the Committee (or its delegate) may accept consents and elections that are not timely processed and retroactively implement such consents or elections in the event that and to the extent that the failure of timely processing was due to system error or other event not reasonably within the control of the Participant, as the Committee (or its delegate) determines in its sole discretion.  The Committee (or its delegate) may adopt new or alternative rules for electronic or telephonic media consents and elections as it deems appropriate in its sole and complete discretion (including, without limitation, eliminating any electronic or telephonic media system and re-implementing a requirement of written forms in all cases).  In order to be effective, each consent and/or election must be made in accordance with such other rules as the Committee may prescribe.  The provisions of this Section 24(e) shall not affect the requirement that Beneficiary designations be in writing in accordance with Section 13.”

IN WITNESS WHEREOF, The Macerich Company has caused this Amendment to be executed on                               , 2003.

THE MACERICH COMPANY

By:

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